UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                             FORM 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):

                          March 27, 2000

               Commission File Number: 002-78335-NY


               -----------------------------------

                   PROVIDENTIAL HOLDINGS, INC.
      (Exact name of registrant as specified in its charter)


Nevada, U.S.A.                                         13-3121128
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)               Identification No.)


      8700 Warner Avenue, Fountain Valley, California 92708
             (Address of principal executive offices)

                          (714) 596-0244
         (Issuer's telephone number, including area code)


                  Providential Securities, Inc.
       (Former name, former address and former fiscal year,
                  if changed since last report)


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Item 5.  Other Events.

     The Company has entered into a contract for the sale of up to $4,000,000 in total face value convertible promissory notes in order to raise capital for the Company's operations and acquisition of certain corporate opportunities, $1,350,000 of which has been accepted as of March 27, 2000.

     The Placement Agent for these notes is Sovereign Capital Advisors, LLC, which is entitled to a 10% finder's fee, a 3% non-accountable expense allowance and the right to acquire warrants to purchase common stock of the Company at the rate of 5,000 warrants for each $100,000 of notes placed. The exercise price on these warrants will be 110% of the market price of the Company's common stock on the date on which a note or series of notes is placed.

     The convertible notes will have a six-month term and bear interest at 8% annually, unless the notes are in default, in which instance the interest rate will increase to 12% annually. Further, the notes bear a redemption premium, based upon the date of redemption equal to: 5% if within the first 60 days; 10% if within the second 60 days; 15% if within the third 60 day-period, and 120% if redeemed after 181 days. After this 181-day period, the notes may be converted into stock, at the election of either the Company or the investors, and if converted at the direction of the investors, the redemption amount would apply. If the conversion is at the direction of the Company, then, in addition to the redemption amount, the Company would also owe a 20% per annum rate of return on the redemption amount.

     The notes may be paid by tender of common stock of the Company, with the conversion rate for the issuance of the common stock equal to the "closing price" on the date of initial purchase of the notes, which is the average of the closing bid price for the five previous trading days. Repricing Warrants have also been issued in contemporaneous amounts, such that any decrease in the trading price of the stock will entitle the note holders to reset the exercise price to a lower price than that which existed on the closing date. The note purchasers are also entitled to a separate set of warrants, equal to 20% of the total purchase amounts of the notes acquired, allowing for an exercise price of 110% of the closing price and having a 5-year term.

     In accepting subscriptions for these convertible notes, the Company has agreed to file a registration statement with respect to the Company's common stock issuable upon conversion of the notes and any exercise of the warrants, with the initial filing to occur within 60 days of the first closing. A 2% per month penalty will accrue if the Registration Statement is not declared effective on or prior to the 181st day following closing.

     The Company is responsible for all legal and accounting fees attributable to this offering, the registration of the securities contemplated in this offering and any escrow fees incident to the collection of proceeds for the offering.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 11, 2000

                                   PROVIDENTIAL HOLDINGS, INC.


                                   /s/ Henry Fahman
                                   President and Chairman

                                   /s/ Tina Phan
                                   Secretary and Director